Exhibit 10.19

GENERAL MOTORS COMPANY
DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

AMENDED AND RESTATED, DECEMBER 9, 2019

ARTICLE I
NAME AND PURPOSE; EFFECTIVE DATE

1.1
The name of this Plan is the General Motors Company Deferred Compensation Plan for Non-Employee Directors. Its purpose is to provide Non-Employee Directors of General Motors Company with a means to defer compensation earned as a Director.

1.2	The Plan was first adopted on January 1, 2011 following approval by the Board on October 5, 2010. The Plan as amended and restated herein is effective December 9, 2019.

ARTICLE II
DEFINITIONS

Unless the context clearly indicates otherwise, the following terms, when used in the capitalized form in the Plan, shall have the meanings set forth below.

2.1	“Account” means an unfunded deferred compensation account established and maintained under the Plan for each Participant.

2.2
“Additional Compensation” means the amount payable to the Director for serving on Committees of the Board or as a Committee Chair, Lead Director, or Chairman of the Board, but does not include the Base Compensation or any amounts earned otherwise.

2.3
“Average Market Price” means the average of the highest and lowest sales prices of Common Stock on any valuation date under the Plan as reported in The Wall Street Journal (or, if such prices are not reported in The Wall Street Journal, in another reliable, widely available source of such prices as designated by the Committee).

2.4	“Beneficiary” means the person, persons or trust designated in writing by the Participant to receive any benefits from the Plan due to the death of the Participant pursuant to Article IX.

2.5	“Base Compensation” means the amount payable as an annual retainer to the Director for serving as a member of the Board, but does not include any Additional Compensation or amounts earned otherwise.

2.6    “Board” means the Board of Directors of General Motors Company.

Adopted October 5, 2010
Amended and Restated December 9, 2019

2.7	“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

2.8	“Committee” means the Governance and Corporate Responsibility Committee of the Board.

2.9	“Common Stock” means the common stock, $0.01 par value, of the Company as listed on the New York Stock Exchange.

2.10    “Company” means General Motors Company, a Delaware corporation.

2.11
“Dividend Equivalent” means an amount equal to such per share dividend amount multiplied by the number of Share Units credited to the Participant’s Account, upon the payment of a dividend by the Company on issued and outstanding shares of Common Stock. The Dividend Equivalent, if any, shall be deemed to be invested in additional Share Units.

2.12
“Mandatory Deferral” means the amount or percentage of each Director’s Base Compensation required to be deferred into Share Units as annually determined by the Board based upon the recommendation of the Committee.

2.13	“Non-Employee Director” or “Director” means any individual who is a member of the Board but who is not otherwise an employee of the Company or any of its subsidiaries.

2.14	“Participant” means any Non-Employee Director who elects to participate in the Plan or whose Base Compensation is or was subject to Mandatory Deferral pursuant to Article V.

2.15	“Plan” means the General Motors Company Deferred Compensation Plan for Non-Employee Directors as stated herein, as it may be amended from time to time.

2.16	“Plan Year” means the 12-month period coinciding with the calendar year.

2.17	“Separation Date” means the date on which a Director separates from service as a Director, within the meaning of Section 409A of the Code.

2.18
“Share Unit” means a hypothetical share of Common Stock of the Company that is credited to a Participant’s Account. Share Units shall not have any voting rights, shall not represent any actual shares of Common Stock, and shall not give any Participant any rights as a stockholder in the Company.

2.19
“Unforeseeable Emergency” means (a) a severe financial hardship to a Director resulting from an illness or accident of the Director, or the spouse or a dependent (as defined in Section 152(a) of the Code) of the Director, (b) the loss of a Director’s property due to casualty or (c) such other similar extraordinary and unforeseeable

Adopted October 5, 2010
Amended and Restated December 9, 2019

circumstances arising as a result of events beyond the control of the Director, within the meaning of Section 409A of the Code.

2.20
“Voluntary Deferral” means the amount of (a) Base Compensation that is not subject to Mandatory Deferral and (b) any Additional Compensation that a Director affirmatively elects to defer pursuant to Article VI.

ARTICLE III
ADMINISTRATION

3.1
The Plan shall be administered by the Committee. The Committee shall have full power and discretionary authority to interpret the Plan, prescribe, amend and rescind the rules relating to it from time to time as it deems proper and in the best interests of the Company, and to take any other action necessary for the administration of the Plan. Any decision or interpretation adopted by the Committee shall be final and conclusive and binding on all Participants, their legal representatives and Beneficiaries. The Committee may delegate administrative duties under the Plan to one or more employees or agents of the Company, as it shall deem necessary or advisable.

ARTICLE IV
ELIGIBILITY

4.1    Eligibility to participate in the Plan is limited to Non-Employee Directors.

ARTICLE V
MANDATORY DEFERRAL

5.1
Any determination by the Board to require the Mandatory Deferral of all or a portion of each Director’s Base Compensation shall be made no later than December 31 of the Plan Year immediately preceding the Plan Year in which the Base Compensation is to be earned.

5.2
Any Mandatory Deferral pursuant to this Section shall remain in effect, until terminated or modified by the Board, with respect to Base Compensation payable in future Plan Years. Such Mandatory Deferral election shall become irrevocable as of December 31 of the Plan Year immediately preceding the Plan Year in which such Base Compensation otherwise would have been payable for services on the Board.

5.3	Any Mandatory Deferrals pursuant to this Article V shall be credited to the Participant’s Account in the form of Share Units and shall be entitled to Dividend Equivalents, if any.

Adopted October 5, 2010
Amended and Restated December 9, 2019

5.4
The value of Share Units attributable to a Mandatory Deferral shall be payable in cash in a lump sum or in up to five annual installments, as elected by the Director pursuant to section 6.3(b), on or before March 15 of the Plan Year following the Plan Year in which the Participant’s service as a Director terminates, or as soon as practicable, but in no event later than December 31 immediately following such date.

ARTICLE VI
ELECTION OF VOLUNTARY DEFERRAL

6.1
Any election of a Director to make a Voluntary Deferral pursuant to this Article VI shall apply to (a) the amount of Base Compensation which is not subject to Mandatory Deferral and (b) Additional Compensation (if any).

6.2
Any election to defer Base Compensation or Additional Compensation pursuant to this Article VI shall be credited annually in Share Units valued under Article VII below to each Participant’s Account on December 31 of the Plan Year in which the compensation was earned.

6.3
A Director may elect to defer his or her Base Compensation or Additional Compensation by giving written notice to the Company on or before December 31 of the Plan Year immediately preceding the Plan Year in which the compensation is to be earned. Such notice will include:

(a)
The percentage of any Base Compensation or Additional Compensation to be deferred and credited to the Participant’s Account in the form of Share Units. Each Participant may make an election to defer 50% or 100%; and

(b)
The method of distribution, either a lump sum cash payment or a number of annual cash installments (not to exceed five), for the compensation deferred. The method of distribution elected by the Participant shall apply to both a Voluntary Deferral and a Mandatory Deferral. For purposes of Section 409A of the Code, each installment payment shall be treated as a separate and distinct payment.

Such election shall become irrevocable as of December 31 of the Plan Year of election.

A newly elected Director may elect to defer his or her Base Compensation or Additional Compensation for the remainder of the Plan Year in which he or she joins the Board. Any such election must be made within 30 days following the date of his or her election to the Board and shall be effective with respect to compensation earned on and after the first day of the month next following the date on which such election becomes irrevocable and ending on the next following December 31.

Adopted October 5, 2010
Amended and Restated December 9, 2019

6.4
The elections made pursuant to Section 6.3 shall be given continuing effect for subsequent Plan Years until a new notice terminating such previous elections or specifying different elections shall be delivered to the Company. Any new notice shall apply only to Base Compensation or Additional Compensation earned in Plan Years subsequent to the Plan Year in which such new notice is delivered and shall become irrevocable as of December 31 of the Plan Year in which such new notice is delivered.

ARTICLE VII
VALUATION OF DEFERRED COMPENSATION ACCOUNTS

7.1
Amounts deferred (Mandatory and Voluntary Deferrals) will be converted into Share Units and credited to the Participant’s account annually on December 31 in a number of share units determined by dividing the amount of compensation deferred each Plan Year by the average daily closing market price of Common Stock as reported in The Wall Street Journal for that Plan Year (and prorated as applicable for a Director who has joined, retired or otherwise left the Board during the Plan Year).

7.2
Dividend Equivalents, if any, will be converted into Share Units and credited to the Participant’s Account annually on December 31 in an amount equal to the sum of the per share cash dividend of Common Stock multiplied by the number of Share Units in the Participant’s Account on December 31 after giving effect to that Plan Year’s annual credit pursuant to Article 5 and 6 above, and then divided by the Average Market Price of such stock on each dividend payment date.

7.3	Balances in Participant Accounts will continue to accrue Dividend Equivalents, if applicable, until distributed in accordance with provisions of the Plan.

7.4
The value of the Account for purposes of distribution to the Participant will be determined by multiplying the number of Share Units credited to the Account by the average daily closing market price of Common Stock as reported in The Wall Street Journal for the calendar quarter prior to payment.

7.5	As further described in Article X, a Participant will not have any interest in his or her Account until it is distributed in accordance with the Plan.

ARTICLE VIII
METHOD OF DISTRIBUTION OF DEFERRED COMPENSATION

8.1	No distribution of deferred compensation may be made except as provided in this Section.

8.2
Subject to Section 8.4, amounts deferred and credited under this Plan may not be distributed until after the Director’s Separation Date. After the Director’s Separation Date, payment under this Plan will be made in cash, based on the number of Share Units

Adopted October 5, 2010
Amended and Restated December 9, 2019

in his or her Account, valued at the market price as provided in section 7.4 above. The value of a Participant’s Account is payable in accordance with his or her deferral election as provided in Sections 5.4 and 6.3(b) above.

8.3
If annual installments are elected, the amount of the first payment will be a fraction of the value of the Participant’s Account as of December 31 of the Plan Year preceding payment, the numerator of which is one and the denominator of which is the total number of installments elected. The amount of each subsequent payment will be a fraction of the value as of December 31 of the Plan Year preceding each subsequent payment, the numerator of which is one and the denominator of which is the total number of installments elected minus the number of installments previously paid. The distribution of the Participant’s Account will be made on or before March 15 of the Plan Year following the Plan Year of the Participant’s Separation Date, or as soon as practicable, but in no event later than December 31 immediately following such date.

8.4
In the event of an Unforeseeable Emergency, a Director may file a written request with the Committee to receive all or any portion of the balance of such Director’s Account in an immediate lump sum cash payment, regardless of prior deferral elections. A Director’s written request for such a payment shall describe the circumstances which the Director believes justify the payment and an estimate of the amount necessary to eliminate the Unforeseeable Emergency. An immediate payment to satisfy an Unforeseeable Emergency will be made only to the extent necessary to satisfy the emergency need, plus an amount necessary to pay any taxes reasonably anticipated as a result of such payment, and will not be made to the extent the need is or may be relieved through reimbursement or compensation, by insurance or otherwise or by liquidation of the Director’s assets (to the extent such liquidation itself would not cause severe financial hardship).

ARTICLE IX
DISTRIBUTION UPON DEATH

9.1
A Participant may designate a Beneficiary or Beneficiaries to receive amounts credited under the Plan in the event of the Participant’s death. A designation of Beneficiary or Beneficiaries shall be on a form prescribed by and filed with the Secretary of the Committee. Each Beneficiary designation shall become effective only when filed with the Secretary of the Committee during the Participant’s lifetime. The filing of a new Beneficiary designation shall cancel all previously filed Beneficiary designations. In the event of the Participant’s death, the unpaid amount reflected in the Participant’s Account will be paid to his or her Beneficiary(ies), or if none has been designated or if all designated Beneficiaries of a Participant predecease the Participant, to his or her estate. Such payment will be made in one lump sum, in cash, on or before March 15 of the Plan Year following the Plan Year of death, or as soon as practicable, but in no event later than December 31 immediately following such date. The value of the Account on the date of payment will be determined in accordance with the provisions of Article VII hereof.

Adopted October 5, 2010
Amended and Restated December 9, 2019

ARTICLE X
PARTICIPANT’S RIGHTS UNSECURED

10.1
A Participant shall not acquire any property interest in his or her Account or any other assets of the Company on account of participation in the Plan. A Participant’s rights shall be limited to receiving from the Company the payments provided for and pursuant to the Plan. All amounts accumulated and deferred under the Plan shall remain the sole property of the Company, subject to the claims of its general creditors. The Plan is unfunded and a Participant’s right shall be no greater than the right of a general unsecured creditor of the Company, to the extent such Participant acquires a right to receive payments from the Plan.

ARTICLE XI
NON-ASSIGNABILITY

11.1
The right of a Participant or Beneficiary to the payment of deferred compensation as provided in this Plan shall not be assigned, transferred, pledged or encumbered or be subject in any manner to alienation or anticipation. Any attempt to assign, transfer, pledge or otherwise encumber any such benefits, whether currently or thereafter payable, shall be void.

ARTICLE XII
STATEMENT OF ACCOUNTS

12.1	Account statements shall be sent to each Participant as soon as practicable following the close of each Plan Year.

ARTICLE XIII
BUSINESS DAYS

13.1
If any date specified herein falls on a Saturday, Sunday or legal holiday such date shall be deemed to refer to the next business day after that date unless such date is December 31, in which case such date shall be deemed to refer to the immediately prior business day.

ARTICLE XIV
GENERAL PROVISIONS

14.1
This Plan may at any time be amended, modified or terminated by the Committee to comport with applicable changes in the Code, or the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules or regulations promulgated thereunder. In addition, the Committee may, in its sole discretion, modify the terms and conditions of the Plan in response to and consistent with any changes in other applicable law, rule or regulation. The Committee also reserves the right to modify the Plan from

Adopted October 5, 2010
Amended and Restated December 9, 2019

time to time, or to terminate the Plan entirely; provided, however, that no modification of the Plan, except for such modifications as may be required by law, rule or regulation, will operate to annul an election already in effect for the current Plan Year or any preceding Plan Year.

14.2
It is the Company’s intent that the Plan complies in all respects with Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), or its successor, and any regulations promulgated thereunder. If any provision of the Plan is found not to be in compliance with such Rule and such regulations, the provision will be deemed null and void, and the remaining provisions of the Plan will continue in full force and effect. All transactions under this Plan will be executed in accordance with the requirements of Section 16 of the Exchange Act and regulations promulgated thereunder.

14.3
In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number of Share Units credited to each Account under the Plan shall be appropriately adjusted by the Committee. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

14.4
The Plan is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed, administered, and interpreted in accordance with such intent. The Committee shall have the discretion and authority to amend the Plan at any time to satisfy any requirements of Section 409A of the Code or guidance provided by the U.S. Treasury Department to the extent applicable to the Plan. In no event shall the Company or any of its affiliates be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code, other than any obligations applicable to the Company, if any, under Section 409A of the Code.

14.5
The laws of the State of Delaware shall control the interpretation and performance of the terms of the Plan. If any provision of the Plan is held to be illegal or invalid for any reason, such determination will not affect the remaining provisions of the Plan and the Plan will be construed and enforced as if such illegal or invalid provision had never been included. The Plan is not intended to qualify under Section 401(a) of the Code or ERISA. The Company makes no guarantee with respect to the tax treatment of payments and benefits under the Plan.

14.6	The establishment of this Plan shall not be construed to give a Director any right to be retained on the Board or to any benefits not specifically provided by the Plan.

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Adopted October 5, 2010
Amended and Restated December 9, 2019